EXHIBIT 4.17
THIRD SUPPLEMENTAL INDENTURE
THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of February 20, 2015, among Eve Holdings LLC, a Delaware limited liability company (the “Guaranteeing Subsidiary”), an indirect subsidiary of Vector Group Ltd. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of February 12, 2013, as supplemented by the first supplemental indenture, dated as of September 10, 2013, as supplemented by the second supplemental indenture, dated as of April 15, 2014, providing for the issuance of 7.750% Senior Secured Notes due 2021 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof.
4.    NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Collateral Documents, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
5.    NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
6.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
7.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
8.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
EVE HOLDINGS LLC

By: _______________________________
    Name:
    Title:
VECTOR GROUP LTD.
By: _______________________________
    Name: J. Bryant Kirkland
    Title: Vice President, Treasurer and Chief              Financial Officer
VGR HOLDING LLC
By: _______________________________
    Name: J. Bryant Kirkland
    Title: Vice President, Treasurer and Chief              Financial Officer
LIGGETT GROUP LLC
By: _______________________________
    Name: John R. Long
    Title: Vice President, General Counsel and              Secretary
LIGGETT VECTOR BRANDS LLC
By: _______________________________
    Name: John R. Long
    Title: Vice President and General Counsel
VECTOR RESEARCH LLC
By: _______________________________
    Name: Nicholas Anson
    Title: Vice President of Finance, Treasurer and              Chief Financial Officer
VECTOR TOBACCO INC.
By: _______________________________
    Name: Nicholas Anson
    Title: Vice President of Finance, Treasurer and              Chief Financial Officer

LIGGETT & MYERS HOLDINGS INC.
By: _______________________________
    Name: J. Bryant Kirkland
    Title: Treasurer
100 MAPLE LLC
By: _______________________________
    Name: John R. Long
    Title: Secretary
V.T. AVIATION LLC
By: _______________________________
    Name: Nicholas Anson
    Title: Vice President of Finance, Treasurer and              Chief Financial Officer
VGR AVIATION LLC
By: _______________________________
    Name: Nicholas Anson
    Title: Vice President of Finance, Treasurer and              Chief Financial Officer
ZOOM E-CIGS LLC
By: _______________________________
    Name: John R. Long
    Title: Vice President, General Counsel and         Secretary
ACCOMMODATIONS ACQUISITION CORPORATION
By: _______________________________
    Name: J. Bryant Kirkland
    Title: Vice President and Treasurer

U.S. BANK NATIONAL ASSOCIATION,
as Trustee
By: _______________________________
    Authorized Signatory